EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, US$0.00005 par value per share, of GDS Holdings Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 31, 2019.

SBCVC HOLDINGS LIMITED

By:	/s/ Chauncey Shey
Name:	Chauncey Shey
Title:	Director

Lin Ye Song

/s/ Lin Ye Song
Lin Ye Song

STAR PIONEER INVESTMENT HOLDING LIMITED

By:	/s/ Lin Ye Song
Name:	Lin Ye Song
Title:	Director

SBCVC LIMITED

By:	/s/ Chauncey Shey
Name:	Chauncey Shey
Title:	Director